UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2004

FIRST CHESAPEAKE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	0-21912	54-1624428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 YAMATO ROAD, SUITE 100

BOCA RATON, FLORIDA 33431

(Address of principal executive offices)

(561) 981-1850

(Registrant’s telephone number including area code)

ITEM 5. Other Events and Regulation FD Disclosure.

First Chesapeake Financial Corporation (OTC BB: FCFK) will be late in filing its 10-K for the year ended December 31, 2003 and will exceed the 15 day extension pursuant to Rule 12b-25. First Chesapeake anticipates filing its 10-K within 30 days.

First Chesapeake is unable to file its 10-K within the 15 extension because the independent auditors are unable to timely review the financial records without incurring unreasonable effort or expense. Additionally, First Chesapeake’s Audit Committee has not had the opportunity to review the final report

Investors and shareholders are advised that it is likely that the Company’s trading symbol on the NASD Electronic Bulletin Board will have an “e” designation due to the late filing, indicating that First Chesapeake is delinquent in its filings with the SEC.

This report contains forward-looking information including statements regarding the Company’s business outlook or future performance, anticipated profitability, revenues, expenses or other financial items. Factors that could cause actual events to differ materially from these forward-looking statements include, but are not limited to, the following: overall economic and business conditions, trends for the continued growth of the mortgage and financial services industry, the realization of anticipated revenues, profitability and cost synergies, the demand for the Company’s products and services, pricing and other competitive factors in the industry and new government regulations and/or legislative initiatives. These and other risks are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 and Quarterly Report on Form 10-QSB through September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2004	First Chesapeake Financial Corporation

/s/ Kautilya Sharma
Kautilya Sharma a/k/a Tony Sharma
Chairman and Chief Executive Officer